                                                                      Exhibit 12



                                  ALLERGAN INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (in millions, except for ratios)
                                   (Unaudited)

                                                                                                          SIX MONTHS
                                                              YEAR ENDED DECEMBER 31,                   ENDED JUNE 28,
                                             ---------------------------------------------------      ----------------
                                              1997       1998       1999      2000       2001               2002
                                             ------     ------     ------    ------     ------          --------------
Earnings / (loss) before income taxes        $157.3     $(57.4)    $268.9    $303.2     $335.8             $ 68.8
and cumulative effect of change in
accounting principle (a)
Add interest expense                            8.9       16.4       15.1      19.8       21.4               11.0
Add interest on rental expense                  6.9        7.6        6.5       8.9        9.6                4.8(c)
                                             ------     ------     ------    ------     ------          --------------
  Earnings                                   $173.1     $(33.4)    $290.5    $331.9     $366.8             $ 84.6
                                             ------     ------     ------    ------     ------          --------------
Interest expense                             $  8.9     $ 16.4     $ 15.1    $ 19.8     $ 21.4             $ 11.0
Add interest on rental expense                  6.9        7.6        6.5       8.9        9.6                4.8(c)
                                             ------     ------     ------    ------     ------          --------------
  Fixed charges                              $ 15.8     $ 24.0     $ 21.6    $ 28.7     $ 31.0             $ 15.8
                                             ------     ------     ------    ------     ------          --------------
  Ratio of earnings to fixed charges           11.0        n/a(b)    13.5      11.5       11.8                5.4
                                             ------     ------     ------    ------     ------          --------------

 (a) Includes the effect of minority interest expense
 (b) In 1998, earnings were not sufficient to cover fixed charges by $33.4 million
 (c) Amount estimated based on 2001 actual interest on rent expense